 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of Special Opportunities Fund, Inc., and to the use of our report dated March 4, 2016 on the financial statements and financial highlights included in the 2015 Annual Report.  Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders, which is incorporated by reference on Form N-2.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 14, 2016